                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     JUN-00

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TOTAL TRUST                            JAN-00                    FEB-00                    MAR-00
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  TOTAL ENDING BALANCE             2,050,296,068             2,019,788,569             1,999,964,228
    ENDING PRINCIPAL BALANCE       1,972,883,707             1,943,604,997             1,925,793,720
    ENDING NON-PRINCIPAL BALANCE      77,412,360                76,183,572                74,170,508

    YIELD                             35,875,566    21.43%      37,474,738    22.79%      38,771,196    23.94%

    CHARGE-OFFS                      (8,267,714)    -4.94%     (8,164,578)    -4.97%     (7,197,110)    -4.44%

    NET YIELD: (YIELD - C/O)          27,607,851    16.49%      29,310,160    17.83%      31,574,085    19.49%

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SERIES 1996-1                          JAN-00                    FEB-00                    MAR-00
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  MONTH-END INVESOR BALANCE        1,115,151,821            1,115,151,821             1,115,151,821
  INVESTOR PERCENTAGE                     55.51%                    56.52%                    57.38%
                                                   --------                  --------                  --------
  3-MONTH AVG. EXCESS SERVICING                      9.92%                     9.40%                     9.83%
                                                   --------                  --------                  --------

  YIELD                               19,913,861    21.43%      21,182,202    22.79%      22,245,142    23.94%

    CHARGE-OFFS                      (4,589,255)    -4.94%     (4,614,942)    -4.97%     (4,129,373)    -4.44%
    CERTIFICATE INTEREST             (5,199,160)    -5.59%     (5,478,045)    -5.89%     (6,355,026)    -6.84%
    SERVICING FEE                    (1,858,586)    -2.00%     (1,858,586)    -2.00%     (1,858,586)    -2.00%

  EXCESS SERVICING                     8,266,860     8.90%       9,230,630     9.93%       9,902,157    10.66%
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TOTAL TRUST                            APR-00                   MAY-00                    JUN-00
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  TOTAL ENDING BALANCE             2,009,330,661             1,997,098,756            1,989,650,511
    ENDING PRINCIPAL BALANCE       1,932,556,297             1,922,509,190            1,915,560,381
    ENDING NON-PRINCIPAL BALANCE      76,774,364                74,589,566               74,090,130

    YIELD                             34,136,229     21.27%     39,771,616     24.70%    37,468,820    23.39%

    CHARGE-OFFS                      (6,720,067)     -4.19%    (7,468,454)     -4.64%   (7,242,448)    -4.52%

    NET YIELD: (YIELD - C/O)          27,416,162     17.08%     32,303,162     20.06%    30,226,372    18.87%

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SERIES 1996-1                          APR-00                   MAY-00                    JUN-00
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  MONTH-END INVESOR BALANCE       1,115,151,821             1,115,151,821             1,115,151,821
  INVESTOR PERCENTAGE                     57.91%                    57.70%                   58.01%
                                                     -------                 ---------                --------
  3-MONTH AVG. EXCESS SERVICING                       9.92%                    10.31%                   9.95%
                                                     -------                 ---------                --------

  YIELD                               19,766,955     21.27%     22,949,598     24.70%    21,780,596    23.44%

    CHARGE-OFFS                      (3,891,328)     -4.19%    (4,309,556)     -4.64%   (4,200,983)    -4.52%
    CERTIFICATE INTEREST             (5,501,645)     -5.92%    (6,468,013)     -6.96%   (6,804,281)    -7.32%
    SERVICING FEE                    (1,858,586)     -2.00%    (1,858,586)     -2.00%   (1,858,586)    -2.00%

  EXCESS SERVICING                     8,515,396      9.16%     10,313,442     11.10%     8,916,745     9.60%
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